UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  July 18, 2007


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware                1-8400              75-1825172
 (State of Incorporation) (Commission File Number)  (IRS Employer
                                                  Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
(Address of principal executive offices)             (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on July 18, 2007 by the Company as Exhibit
99.1 which is included herein. This press release was issued to report the Company's second quarter 2007 results.

Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

                  Exhibit 99.1   Press Release of AMR dated July 18, 2007






                          SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  July 18, 2007

                        EXHIBIT INDEX


Exhibit        Description

  99.1  Press Release
                         CONTACT:      Andy Backover
                                       Corporate Communications
                                       Fort Worth, Texas
                                       817-967-1577
                                       corp.comm@aa.com

FOR RELEASE:  July 18, 2007

Editor's Note: A live Webcast reporting second quarter results will be broadcast on the Internet on July 18 at 2 p.m. EDT. (Windows Media Player required for viewing)

   AMR CORPORATION REPORTS A SECOND QUARTER PROFIT OF $317
      MILLION, A $26 MILLION IMPROVEMENT YEAR OVER YEAR

    DESPITE SIGNIFICANT WEATHER IMPACT, COMPANY CONTINUES
     MOMENTUM WITH FIFTH CONSECUTIVE PROFITABLE QUARTER

AMR Continues to Strengthen Balance Sheet, Improve Liquidity and Reinvest in its Products and Services


     FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $317 million for the second quarter of 2007, or $1.08 per diluted share.
     The current quarter results compare to a net profit of $291 million, or $1.14 per diluted share, in the second quarter of 2006.
     "Our company overcame exceptional weather challenges and historically high fuel prices to earn our fifth consecutive quarterly profit and our largest quarterly net profit since we launched our Turnaround Plan more than four years ago," said AMR Chairman and CEO Gerard Arpey. "Weather has been an enormous obstacle this year, but our employees have stepped up to help take care of customers and continue our momentum toward long-term success. Our improved performance has allowed us to strengthen our balance sheet and reinvest in products and services to create a stronger company, but we must remain mindful that painfully high fuel prices and continuing intense competition present formidable challenges for the remainder of the year and beyond."

Operational Performance
     American's mainline passenger revenue per available seat mile (unit revenue) increased by 3.6 percent in the second quarter compared to the year-ago quarter.
     American's mainline load factor - or the percentage of total seats filled - was a record 83.6 percent during the second quarter, compared to 82.6 percent in the second quarter of 2006. American's second-quarter yield, which represents average fares, increased 2.3 percent compared to the second quarter of 2006, its ninth consecutive quarter of year-over-year yield increases.
     AMR reported second quarter consolidated revenues of approximately $5.9 billion, a decrease of 1.6 percent year over year. AMR estimates that severe weather disruptions reduced second quarter consolidated revenue by nearly $50 million and reduced its net profit for the second quarter by approximately $0.12 per diluted share.
     American's mainline cost per available seat mile (unit cost) in the second quarter increased 2.4 percent year over year, which was 1.2 percentage points higher than it would have been if not for the significant weather impact. Excluding fuel, mainline unit costs in the second quarter increased by 3.5 percent year over year.
     Due to weather impact and as previously disclosed on June 22, 2007, during the period from April 1 through June 20 American cancelled 1.8 percent of its scheduled second quarter mainline departures. Thereafter, American had more than 1,000 weather-related cancellations during the last 10 days of June, increasing total weather-related cancellations during the quarter to 2.1 percent of second quarter scheduled mainline departures.
     Mainline capacity, or total available seat miles, in the second quarter decreased by 4.4 percent compared to the same period in 2006.
     "While our year-over-year capacity decline in the second quarter includes some impact from weather cancellations, we believe that our disciplined and careful approach to managing capacity has been an important factor in our improved financial performance," Arpey said. "This approach has helped us to improve profitability and generate better returns on our investments in the business."

Balance Sheet Improvement
     Arpey noted that AMR continued to strengthen its balance sheet in the second quarter by reducing debt and improving its liquidity position.
     AMR ended the second quarter with approximately $6.4 billion in cash and short-term investments, including a restricted balance of $470 million, compared to a balance of $5.7 billion in cash and short-term investments, including a restricted balance of $525 million, at the end of the second quarter of 2006.
     AMR reduced Total Debt, which the Company defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, to $17.3 billion at the end of the second quarter of 2007, compared to $19.4 billion a year earlier. AMR reduced Net Debt, which the Company defines as Total Debt less unrestricted cash and short-term investments, from $14.2 billion at the end of the second quarter of 2006 to $11.4 billion at the end of the second quarter of 2007. The Company's interest expense was $235 million in the second quarter of 2007, a 9.6 percent year-over-year decrease.
     AMR contributed $118 million to its employees' defined benefit pension plans in the second quarter and contributed an additional $86 million on July 13, 2007. The Company has contributed a total of $266 million to these plans in 2007 as part of its expected full-year contribution amount of $364 million.

Second Quarter Highlights
  .  American accelerated the delivery of six additional
     Boeing 737-800 aircraft into the first half of 2009 as the Company moves forward on fleet renewal and the MD-80 replacement process while working toward its goal of improving fleet fuel efficiency by more than 20 percent by 2020. The announcement means that American has accelerated a total of nine 737s for delivery in the first half of 2009.
  . Overhaul & Maintenance Magazine honored American and the Transport Workers Union (TWU) with its Outstanding Achievement Award for their work together as partners to transform the airline's Maintenance & Engineering organization from a cost center to a profit center.
  . American announced plans to make upgrades on its entire fleet of 124 Boeing 757 aircraft, including installation of new seats, new cabin interiors and updated in-flight entertainment systems.
  . American announced that it is providing new in-flight personal entertainment media players that offer free on-demand video and audio options for passengers in its premium-class cabins on transcontinental flights. American also began conducting an entertainment media player test on some of its MD-80 aircraft that fly between Los Angeles and Chicago.
  . AMR continued to improve its balance sheet by refinancing the $442 million floating rate term loan portion of its credit facility, refinancing $236 million in airport facility bonds, and prepaying $48 million in aircraft debt. These actions are expected to eliminate approximately $12 million in annual net interest expense.
  . American announced and implemented a significant upgrade to AA.com that offers customers a faster and easier way to shop for and purchase travel. The new shopping and ticket purchase functionality on AA.com empowers customers to quickly evaluate flight options by providing a convenient display of schedule, price and levels of service combinations.

Guidance for the Third Quarter and 2007
     Mainline and Consolidated Capacity
     AMR expects its full-year mainline capacity to decrease by 2.1 percent in 2007 compared to 2006, with a 2.6 percent reduction in domestic capacity and a 1.3 percent decrease in international capacity. On a consolidated basis, AMR expects full-year capacity to decrease by 1.9 percent in 2007 compared to 2006. The impact of weather-related cancellations that occurred in the first and second quarters is included in mainline and consolidated capacity forecasts for 2007.
     AMR expects mainline capacity in the third quarter of 2007 to decrease by 2.4 percent year over year. It expects consolidated capacity to decrease by 2.3 percent in the third quarter of 2007 compared to the prior-year period.
     Fuel Expense and Hedging
     While the cost of jet fuel remains volatile, as of now AMR is planning for an average system price of $2.24 per gallon in the third quarter and $2.11 per gallon for all of 2007. AMR has 35 percent of its anticipated third quarter fuel consumption capped at an average crude equivalent of $62 per barrel (jet fuel equivalent of $1.94 per gallon), with 31 percent of its anticipated full-year consumption capped at an average crude equivalent of $63 per barrel (jet fuel equivalent of $1.96 per gallon). Consolidated consumption for the third quarter is expected to be approximately 800 million gallons of jet fuel.
     Mainline and Consolidated Unit Costs
     AMR expects mainline unit costs excluding fuel to be
1.3 percent higher in 2007 versus 2006 while 2007 consolidated unit costs excluding fuel are expected to increase 1.9 percent year over year.
     In the third quarter, mainline unit costs excluding fuel are expected to increase 1.9 percent year over year while consolidated unit costs excluding fuel are expected to increase 2.7 percent from the third quarter of 2006.
     Following the weather impact in the first and second quarters, full-year mainline unit costs are expected to increase 2.3 percent in 2007 compared to 2006, while full-year consolidated unit costs are expected to increase 2.7 percent in 2007 compared to 2006.
     For the third quarter, mainline unit costs are expected to increase 2.4 percent compared to the third quarter of 2006, while third quarter consolidated unit costs are expected to increase 2.9 percent compared to the third quarter of 2006.
     AMR continues to target $300 million in incremental savings for 2007, driven by such cost initiatives as distribution cost savings, schedule simplification and on-going fuel conservation initiatives.

Editor's Note: AMR's Chairman and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, July 18, at 2 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial condition, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fares by historical standards and the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's corporate or business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company's competitors; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2006.

Detailed financial information follows:






























                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                                       Three Months Ended       Percent
                                            June 30,
                                       2007          2006       Change
Revenues
    Passenger - American Airlines   $ 4,673       $ 4,720        (1.0)
              - Regional Affiliates     658           702        (6.3)
    Cargo                               200           206        (2.9)
    Other revenues                      348           347         0.3
      Total operating revenues        5,879         5,975        (1.6)

Expenses
  Wages, salaries and benefits        1,655         1,680        (1.5)
  Aircraft fuel                       1,644         1,708        (3.7)
  Other rentals and landing fees        313           334        (6.3)
  Depreciation and amortization         295           291         1.4
  Commissions, booking fees and
     credit card expense                268           286        (6.3)
  Maintenance, materials and repairs    268           238        12.6
  Aircraft rentals                      152           149         2.0
  Food service                          133           129         3.1
  Other operating expenses              684           684          -
    Total operating expenses          5,412         5,499        (1.6)

Operating Income                        467           476        (1.9)

Other Income (Expense)
  Interest income                        90            68        32.4
  Interest expense                     (235)         (260)       (9.6)
  Interest capitalized                    5             7       (28.6)
  Miscellaneous - net                   (10)            -          *
                                       (150)         (185)      (18.9)

Income Before Income Taxes              317           291         8.9
Income tax                                -             -          -
Net Earnings                         $  317        $  291         8.9


Earnings Per Share
Basic                                $ 1.28        $ 1.44
Diluted                              $ 1.08        $ 1.14

Number of Shares Used in
Computation
  Basic                                 246           202
  Diluted                               299           262

*     Greater than 100%

                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                         Three Months Ended
                                              June 30,          Percent
                                           2007       2006      Change
American Airlines, Inc. Mainline Jet
Operations
    Revenue passenger miles (millions)   35,669     36,857       (3.2)
    Available seat miles (millions)      42,647     44,600       (4.4)
    Cargo ton miles (millions)              536        562       (4.6)
    Passenger load factor                 83.6%      82.6%        1.0 pts.
    Passenger revenue yield per
       passenger mile (cents)             13.10      12.81        2.3
    Passenger revenue per available
       seat mile (cents)                  10.96      10.58        3.6
    Cargo revenue yield per ton
       mile (cents)                       37.25      36.59        1.8
    Operating expenses per available
       seat mile, excluding Regional
       Affiliates (cents) (1)             11.14      10.88        2.4
    Fuel consumption (gallons, in
       millions)                            713        737       (3.3)
    Fuel price per gallon (cents)         207.5      209.5       (1.0)

Regional Affiliates
    Revenue passenger miles (millions)    2,595      2,666       (2.7)
    Available seat miles (millions)       3,380      3,436       (1.6)
    Passenger load factor                 76.8%      77.6%       (0.8) pts.

AMR Corporation
  Average Equivalent Number of Employees
    American Airlines                    71,800     73,100
    Other                                13,700     13,400
         Total                           85,500     86,500

(1) Excludes $710 million and $688 million of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.

                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)


OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc. Three Months Ended June 30, 2007
Entity Results         RASM1     Y-O-Y     ASMs2     Y-O-Y
                      (cents)    Change  (billions)  Change

DOT Domestic           10.92       2.1%      27.1    (4.6)%
International          11.03       6.2       15.5    (3.9)
   DOT Latin America   10.90       3.4        7.2    (0.2)
   DOT Atlantic        11.33       3.6        6.6    (1.6)
   DOT Pacific         10.41      26.4        1.7   (23.1)

1 Revenue per Available Seat Mile
2 Available Seat Miles




American Airlines, Inc.  Three Months Ended June 30, 2007
Entity Results            Load     Y-O-Y
                         Factor   Change   Yield   Y-O-Y
                         (pts)     (pts)  (cents)  Change

DOT Domestic              86.0     1.4     12.69    0.4%
International             79.5     0.3     13.88    5.8
   DOT Latin America      75.7     1.4     14.39    1.5
   DOT Atlantic           82.4    (2.2)    13.74    6.3
   DOT Pacific            83.7     5.2     12.43   18.7


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)



                                        Three Months Ended
American Airlines, Inc. Mainline             June 30,
  Jet Operations
(in millions, except as noted)          2007          2006

Total operating expenses               $5,460       $5,539
Less: Operating expenses incurred
  related to Regional Affiliates          710          668
Operating expenses excluding
  expenses incurred related to
  Regional Affiliates                  $4,750       $4,851
American mainline jet operations
  available seat miles                 42,647       44,600
Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents)                    11.14        10.88

Less:  Fuel cost per available
  seat mile (cents)                      3.47         3.47
Operating expenses per available
  seat mile, excluding Regional
  Affiliates and fuel expense            7.67         7.41

Percent change                           3.5%


Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel, assists investors in understanding the impact of fuel prices on the Company's operations.






AMR Corporation
Calculation of Net Debt                  As of June 30
(in millions, except as noted)          2007        2006

Current and long-term debt            $11,705     $13,148
Current and long-term capital lease
  obligations                             854         972
Principal amount of certain airport
  facility tax-exempt bonds and the
  present value of aircraft operating
  lease obligations                     4,691       5,257
                                       17,250      19,377
Less:  Unrestricted cash and
  short-term investments                5,900       5,154

Net Debt                              $11,350     $14,223


Note: The Company believes the net debt metric assists investors in understanding changes in the Company's liquidity and the results of its efforts to build a financial foundation under the Company's Turnaround Plan.


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)


                                           Estimate for
American Airlines, Inc. Mainline      Year Ended December 31,
 Jet Operations
(in millions, except as noted)          2007         2006

Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents)                   11.16         10.90
Less: Fuel expense per available
  seat mile                             3.48          3.32
Operating expenses per available seat
  mile, excluding Regional Affiliates
  and fuel expense (cents)              7.68          7.58

Percent change                          1.3%






                                          Estimate for
American Airlines, Inc. Mainline   Three Months Ended September 30,
Jet Operations
(in millions, except as noted)          2007         2006

Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents)                   11.29         11.02
Less: Fuel expense per available
  seat mile                             3.72          3.59
Operating expenses per available seat
  mile, excluding Regional Affiliates
  and fuel expense (cents)              7.57          7.43

Percent change                          1.9%





                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)



                                          Estimate for
AMR Corporation                      Year Ended December 31,
(in millions, except as noted)         2007         2006

Operating expenses per available
  seat mile (cents)                    11.78       11.47
Less: Fuel expense per available
  seat mile                             3.58        3.42
Operating expenses per available
  seat mile, excluding fuel
  expense (cents)                       8.20        8.05

Percent change                          1.9%






                                         Estimate for
AMR Corporation                  Three Months Ended September 30,
(in millions, except as noted)          2007         2006

Operating expenses per available
  seat mile (cents)                    11.92        11.58
Less: Fuel expense per available
  seat mile                             3.82         3.69
Operating expenses per available
  seat mile, excluding fuel
  expense (cents)                       8.10         7.89

Percent change                          2.7%




                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                                    Six Months Ended June 30,     Percent
                                        2007         2006         Change
Revenues
    Passenger - American Airlines    $ 8,999      $ 8,964           0.4
              - Regional Affiliates    1,216        1,271          (4.3)
    Cargo                                401          392           2.3
    Other revenues                       690          692          (0.3)
      Total operating revenues        11,306       11,319          (0.1)

Expenses
  Wages, salaries and benefits         3,326        3,409          (2.4)
  Aircraft fuel                        3,054        3,181          (4.0)
  Other rentals and landing fees         642          650          (1.2)
  Depreciation and amortization          585          578           1.2
  Commissions, booking fees and
      credit card expense                517          555          (6.8)
  Maintenance, materials and repairs     516          474           8.9
  Aircraft rentals                       303          295           2.7
  Food service                           260          253           2.8
  Other operating expenses             1,388        1,333           4.1
      Total operating expenses        10,591       10,728          (1.3)

Operating Income                         715          591          21.0

Other Income (Expense)
  Interest income                        167          121          38.0
  Interest expense                      (476)        (521)         (8.6)
  Interest capitalized                    14           14            -
  Miscellaneous - net                    (22)          (6)           *
                                        (317)        (392)        (19.1)

Income Before Income Taxes               398          199            *
Income tax                                 -            -            -
Net Income                            $  398       $  199            *


Earnings Per Share
Basic                                 $ 1.65       $ 1.03
Diluted                               $ 1.38       $ 0.84

Number of Shares Used in Computation
  Basic                                  241          194
  Diluted                                299          253

*     Greater than 100%

                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                           Six Months Ended
                                               June 30,          Percent
                                            2007       2006      Change
American Airlines, Inc. Mainline Jet
Operations
    Revenue passenger miles (millions)    68,244     69,872       (2.3)
    Available seat miles (millions)       84,338     87,351       (3.4)
    Cargo ton miles (millions)             1,060      1,083       (2.1)
    Passenger load factor                  80.9%      80.0%        0.9 pts.
    Passenger revenue yield per
        passenger mile (cents)             13.19      12.83        2.8
    Passenger revenue per available
        seat mile (cents)                  10.67      10.26        4.0
     Cargo revenue yield per ton
        mile (cents)                       37.80      36.15        4.6
    Operating expenses per available
        seat mile, excluding Regional
        Affiliates (cents) (1)             11.03      10.84        1.8
     Fuel consumption (gallons, in
        millions)                          1,405      1,442       (2.6)
    Fuel price per gallon (cents)          196.0      199.5       (1.8)

Regional Affiliates
    Revenue passenger miles (millions)     4,857      4,943       (1.7)
    Available seat miles (millions)        6,654      6,693       (0.6)
    Passenger load factor                  73.0%      73.9%       (0.9) pts.


(1) Excludes $1.4 billion and $1.3 billion of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)



American Airlines, Inc. Mainline
Jet Operations                     Six Months Ended June 30,
(in millions, except as noted)         2007         2006

Total operating expenses            $10,678      $10,814
Less: Operating expenses incurred
   related to Regional Affiliates     1,378        1,343
Operating expenses excluding
   expenses incurred related to
   Regional Affiliates               $9,300       $9,471
American  mainline jet  operations
   available seat miles              84,338       87,351
Operating expenses per available
   seat mile, excluding expenses
   incurred related to Regional
   Affiliates (cents)                 11.03        10.84



OPERATING STATISTICS BY REGIONAL ENTITY

American                   Six Months Ended June 30, 2007
Airlines, Inc.
Entity Results         RASM1     Y-O-Y       ASMs2     Y-O-Y
                      (cents)    Change   (billions)   Change

DOT Domestic           10.56      1.5%       53.9      (3.9)%
International          10.87      8.5        30.4      (2.7)
   DOT Latin America   11.23      7.0        15.0       0.5
   DOT Atlantic        10.70      6.1        12.0      (1.8)
   DOT Pacific          9.86     22.8         3.4     (17.4)

1 Revenue per Available Seat Mile
2 Available Seat Miles



American                  Six Months Ended June 30, 2007
Airlines, Inc.
Entity Results         Load      Y-O-Y
                      Factor     Change     Yield     Y-O-Y
                       (pts)     (pts)     (cents)   Change

DOT Domestic           82.9       0.9       12.74      0.4%
International          77.5       1.0       14.03      7.2
   DOT Latin America   75.8       1.7       14.82      4.5
   DOT Atlantic        78.1      (1.3)      13.70      7.9
   DOT Pacific         82.9       6.1       11.89     13.8


   Current AMR Corp. news releases can be accessed on the
                          Internet.
             The address is:  http://www.aa.com